Filed Pursuant to Rule 424(b)(5)
Registration No. 333-193557

PROSPECTUS SUPPLEMENT
(to prospectus dated April 10, 2014)

$25,000,000 Common Stock

Oramed Pharmaceuticals Inc. has entered into an at the market issuance sales agreement, or sales agreement, with MLV & Co. LLC, or MLV, relating to shares of its common stock offered by this prospectus supplement.  In accordance with the terms of the sales agreement, we may, through MLV, from time to time offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000.

Our common stock is listed on The NASDAQ Capital Market under the symbol “ORMP.”  On April 1, 2015, the last reported sale price of our common stock on The NASDAQ Capital Market was $6.39 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The NASDAQ Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. MLV will act as a sales agent on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between MLV and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to MLV for sales of common stock sold pursuant to the sales agreement is an aggregate of 3.0% of the gross proceeds of the sales price per share.  In connection with the sale of the common stock on our behalf, MLV will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of MLV will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to MLV with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and the corresponding sections in the accompanying prospectus and in our Annual Report on Form 10-K for our fiscal year ended August 31, 2014, and our subsequent filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated April 2, 2015.

About this Prospectus Supplement

A registration statement on Form S-3 (File No. 333-193557) utilizing a “shelf” registration process relating to the securities described in this prospectus supplement was initially filed with the Securities and Exchange Commission, or the SEC, on January 24, 2014, and was declared effective by the SEC on April 10, 2014.  Under this “shelf” registration process, of which this offering is a part, we may, from time to time, sell our common stock, preferred stock, warrants and units.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our shares of common stock and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated therein by reference.  The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.  To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will govern. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and MLV has not, authorized anyone to provide you with information that is different. This prospectus supplement is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, all references in this prospectus to “we,” “our,” “our company,” “Oramed,” “us” and the “Company” refer to Oramed Pharmaceuticals Inc. and its subsidiary.  Our name and logo and the names of our products are our trademarks or registered trademarks.

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Special Note Regarding Forward-Looking Information

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, regarding our business, clinical trials, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein.  Additionally, statements concerning future matters are forward-looking statements. For example, this prospectus supplement states that MLV may sell shares of our common stock having an aggregate sale price of up to $25,000,000.  In fact, such sales are subject to various conditions and contingencies as are customary in at the market offerings in the United States and may be impacted by market conditions.  If these conditions are not satisfied, the specified contingencies do not occur or market conditions are not favorable, MLV may sell fewer shares or on none at all.  This prospectus supplement also states that the proceeds will be used for expenses primarily related to our anticipated U.S.-focused clinical development of our oral insulin for type 2 and type 1 diabetes indications as well as preclinical and clinical studies for our oral GLP-1 analog project, and for general corporate purposes, including general working capital purposes.  If our needs change, we may use the proceeds from the offering in other ways.

Although forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements.  Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein, in the accompanying prospectus and in the documents we incorporate by reference herein and therein, as well as those discussed elsewhere in this prospectus supplement and the accompanying prospectus.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement, the accompanying prospectus or the respective documents incorporated by reference herein or therein, as applicable.  Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

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Prospectus Supplement Summary

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, starting on page S-3 of this prospectus supplement, page 2 of the accompanying prospectus and page 12 of our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, as well as the financial statements and the other information incorporated by reference herein, before making an investment decision.

Overview

We are a pharmaceutical company currently engaged in the research and development of innovative pharmaceutical solutions, including an orally ingestible insulin capsule to be used for the treatment of individuals with diabetes, and the use of orally ingestible capsules or pills for delivery of other polypeptides.

Oral Insulin: We are seeking to revolutionize the treatment of diabetes through our proprietary flagship product, an orally ingestible insulin capsule (ORMD-0801). Having completed Phase IIa clinical trials in patients with both type 1 and type 2 diabetes, we expect to move forward with a Phase IIb clinical trial on approximately 180 type 2 diabetic patients, to be conducted in approximately 30 sites in the United States, which we are preparing to initiate in the second quarter of calendar year 2015. This double-blind, randomized, 28-day study clinical trial will be designed to assess the safety and efficacy of ORMD-0801 and will investigate ORMD-0801 over a longer treatment period and which will have statistical power to give us greater insight into the drug’s efficacy.

We are also conducting an additional study of our oral insulin capsule on type 2 diabetic volunteers that will be performed at The University of Texas Health Science Center at San Antonio and University Health System’s Texas Diabetes Institute. The glucose clamp is a method for quantifying insulin absorption in order to measure a patient’s insulin sensitivity and how well a patient metabolizes glucose.

GLP-1 Analog: Our second pipeline product (ORMD-0901) is an orally ingestible exenatide (GLP-1 analog) capsule, which aids in the balance of blood-sugar levels and decreases appetite. In September 2013, we submitted a pre-Investigational New Drug, or pre-IND, package to the U.S. Food and Drug Administration, or FDA, for ORMD-0901, our oral exenatide capsule, for a Phase 2 clinical trial on healthy volunteers and type 2 diabetic patients.  We began pre-clinical studies in November 2014 and expect to begin non-U.S. based Phase Ib trials and IND-enabling studies in the second quarter of calendar year 2015.  We then intend to then file an IND and move immediately and directly into a large Phase II multi-center trial in the U.S.

Combination of Oral Insulin and GLP-1 Analog: Our third pipeline product is a combination of our two primary products, oral insulin and oral exenatide.  In February 2013, we commenced a first human clinical trial on type 2 diabetic volunteers with our oral insulin capsule delivered in combination with our oral exenatide capsule. In the near term, we are focusing our efforts on the development of the Company’s flagship products, oral insulin and oral exenatide.  Once these two products have progressed further in clinical trials, we intend on running further studies with the oral combination therapy.

Corporate Information

We were incorporated in the State of Nevada on April 12, 2002 and reincorporated from the State of Nevada to the State of Delaware on March 11, 2011.  Since 2007, we have operated a wholly owned research and development subsidiary based in Israel called Oramed Ltd.  Our principal offices are located at Hi-Tech Park 2/4, Givat-Ram, Jerusalem 91390, Israel, our telephone number is 972-2-566-0001 and our website address is www.oramed.com.  This website is not a part of this prospectus supplement and should not be deemed “filed” under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

The Offering

Issuer	Oramed Pharmaceuticals Inc.
Shares of common stock offered	Shares having an aggregate offering price of up to $25,000,000.
Manner of offering
“At the market offering” of shares of common stock. The sale of shares of our common stock under this prospectus supplement, if any, may be made directly on The NASDAQ Capital Market, or through a market maker other than on an exchange. With our prior written consent, sales may also be made in negotiated transactions and/or any other method permitted by law. See “Plan of Distribution” on page S-5 of this prospectus supplement.

Sales Agent	MLV & Co. LLC
Use of proceeds
We intend to use the net proceeds from this offering, if any, for expenses related to our anticipated U.S.-focused clinical development of our oral insulin for type 2 and type 1 diabetes indications as well as preclinical and clinical studies for our oral GLP-1 analog project, and for general corporate purposes, including general working capital purposes. See “Use of Proceeds” on page S-3.

Risk factors
See “Risk Factors” on page S-3 of this prospectus supplement and page 2 of the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in our securities.

Listing on NASDAQ Capital Market	Our common stock is listed on The NASDAQ Capital Market under the symbol “ORMP.”

Risk Factors

An investment in our common stock involves significant risks. You should carefully consider the risk factors contained in in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, as well as all of the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, before you decide to invest in our common stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks.  The value of our common stock could decline as a result of any of these risks.  You could lose all or part of your investment in our common stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements.   The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

Use of Proceeds

We intend to use the net proceeds from this offering, if any, for expenses related to our anticipated U.S.-focused clinical development of our oral insulin for type 2 and type 1 diabetes indications as well as preclinical and clinical studies for our oral GLP-1 analog project, and for general corporate purposes, including general working capital purposes. The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our clinical trials.  Pending the use of the net proceeds, we intend to invest the net proceeds in accordance with our investment policy, as amended from time to time.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as our board of directors deems relevant.

Dilution

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of February 28, 2015, was approximately $22.3 million, or approximately $2.06 per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

After giving effect to the sale of our common stock during the term of the sales agreement with MLV in the aggregate amount of $25,000,000 at an assumed offering price of $6.39 per share, the last reported sale price of our common stock on The NASDAQ Capital Market on April 1, 2015, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of February 28, 2015 would have been $46.5 million, or $3.16 per share of our common stock. This amount represents an immediate increase in net tangible book value to existing shareholders of $1.10 per share and an immediate dilution in net tangible book value of $3.23 per share to purchasers of our shares of common stock in this offering, as illustrated in the following table:

Assumed public offering price per share		$6.39
Net tangible book value per share as of February 28, 2015	$2.06
Increase in net tangible book value per share after giving effect to this offering	$1.10

Pro forma net tangible book value per share as of February 28, 2015		$3.16

Dilution in net tangible book value per share to new investors		$3.23

The table above assumes for illustrative purposes that an aggregate of 3,912,363 shares of our common stock are sold during the term of the sales agreement with MLV at a price of $6.39 per share, the last reported sale price of our common stock on The NASDAQ Capital Market on April 1, 2015, for aggregate gross proceeds of $25,000,000. In fact, the shares subject to the sales agreement with MLV will be sold, if at all, from time to time at prices that may vary. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $6.39 per share shown in the table above, assuming all of our common stock in the aggregate amount of $25,000,000 during the term of the sales agreement with MLV is sold at that price, would increase our adjusted net tangible book value per share after the offering to $3.28 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $4.11 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $6.39 per share shown in the table above, assuming all of our common stock in the aggregate amount of $25,000,000 during the term of the sales agreement with MLV is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $3.01 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $2.38 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The discussion and table above are based on 10,820,193 shares of Common Stock outstanding as of February 28, 2015 and exclude as of that date:

•
958,121 shares of our common stock issuable upon exercise of outstanding stock options under our stock incentive plan at a weighted average exercise price of $6.76 per share, with 405,273 shares of common stock remaining available for future grant under such plan as of April 1, 2015;

•	325,932 shares of our common stock issuable upon settlement of restricted stock units; and

•	953,369 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $5.19 per share as of April 1, 2015.

The table above assumes no exercise of outstanding options or warrants prior to this offering or issued but unvested restricted stock units. To the extent that options or warrants are exercised, there will be further dilution to new investors.

To the extent that outstanding options or warrants outstanding as of September 30, 2012 have been or may be exercised or unvested restricted stock units have been or may be issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Plan of Distribution

We have entered into an At-the-Market Issuance Sales Agreement, or sales agreement, with MLV & Co. LLC, or MLV, under which we may issue and sell shares of our common stock having aggregate sales proceeds of up to $25,000,000 from time to time through MLV, which will act as our sales agent. MLV may sell the common stock by any method that is deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through The NASDAQ Capital Market or any other existing trading market for the common stock in the United States or to or through a market maker. MLV may also sell the common stock in negotiated transactions, subject to our prior approval.

Each time we wish to issue and sell common stock under the sales agreement, we will notify MLV of the number of shares to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed MLV, unless MLV declines to accept the terms of such notice, MLV has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of MLV under the sales agreement to sell our common stock are subject to a number of customary conditions that we must meet.

Settlement for shares of our common stock will occur on the third trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and MLV may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay MLV a commission equal to an aggregate of 3.0% of the gross proceeds we receive from the sales of our common stock.  We also agreed to reimburse MLV for legal expenses incurred by it up to $25,000 in the aggregate. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, MLV will be deemed to be an “underwriter” within the meaning of the Securities Act as amended, and the compensation of MLV will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to MLV with respect to certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation payable to MLV under the terms of the sales agreement, will be approximately up to $40,000.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus supplement, or (ii) the termination of the sales agreement as permitted therein.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information” below.

To the extent required by Regulation M under the Exchange Act, MLV will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

MLV and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, Boston, Massachusetts. LeClairRyan, A Professional Corporation, New York, New York, is acting as counsel for MLV in connection with this offering.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended August 31, 2014 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), an independent registered public accounting firm and member firm of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC also maintains a website, the address of which is www.sec.gov. That site also contains our annual, quarterly and current reports, proxy statements and other information.

We have filed this prospectus supplement with the SEC as part of a registration statement on Form S-3 under the Securities Act. This prospectus supplement does not contain all of the information set forth in the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

We also maintain a website at www.oramed.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement.

Incorporation on Documents by Reference

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement.

We have filed or may file the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

•	Our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, as filed with the SEC on November 14, 2014;

•	Our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2014 and February 28, 2015, as filed with the SEC on January 8, 2015 and April 3, 2015, respectively;

•	Our Current Reports on Form 8-K dated October 22, 2014 and November 3, 2014, as filed with the SEC on October 23, 2014 and November 4, 2014, respectively; and

•
The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 7, 2013, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the common stock to which this prospectus supplement relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus supplement. To request a copy of any or all of these documents, you should write or telephone us at Hi-Tech Park 2/4, Givat-Ram, PO Box 39098, Jerusalem 91390, Israel, Attention: Yifat Zommer, 972-2-566-0001.

PROSPECTUS

$100,000,000

COMMON STOCK
WARRANTS
UNITS

We may from time to time sell common stock and warrants to purchase common stock, and units of such securities, in one or more offerings for an aggregate initial offering price of $100,000,000. We refer to the common stock, the warrants to purchase common stock and the units collectively as the securities. This prospectus describes the general manner in which our securities may be offered using this prospectus.  We may sell these securities to or through underwriters or dealers, directly to purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in an accompanying prospectus supplement.  You should carefully read this prospectus and any accompanying supplements before you decide to invest in any of these securities.

Our common stock is traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “ORMP.”

Investing in the securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 10, 2014.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference, or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since such date.

As used in this prospectus, the terms “we”, “us” and “our” mean Oramed Pharmaceuticals Inc. and our wholly-owned Israeli subsidiary, Oramed Ltd., unless otherwise indicated.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus describes the securities we may offer and the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

We are a pharmaceutical company currently engaged in the research and development of innovative pharmaceutical solutions, including an orally ingestible insulin capsule to be used for the treatment of individuals with diabetes, and the use of orally ingestible capsules or pills for delivery of other polypeptides.

Oral Insulin: We are seeking to revolutionize the treatment of diabetes through our proprietary flagship product, an orally ingestible insulin capsule (ORMD0801).  Our technology allows insulin to travel from the gastrointestinal tract via the portal vein to the bloodstream, revolutionizing the manner in which insulin is delivered. It enables its passage in a more physiological manner than current delivery methods of insulin.  Our technology is a platform that has the potential to deliver medications and vaccines orally that today can only be delivered via injection.

GLP-1 Analog: Our second pipeline product is an orally ingestible exenatide (GLP-1 analog) capsule, which aids in the balance of blood-sugar levels and decreases appetite. Glucagon-like peptide-1, or GLP-1, is an incretin hormone - a type of gastrointestinal hormone that stimulates the secretion of insulin from the pancreas. The incretin concept was hypothesized when it was noted that glucose ingested by mouth (oral) stimulated two to three times more insulin release than the same amount of glucose administered intravenously. In addition to stimulating insulin release, GLP-1 was found to suppress glucagon release (hormone involved in regulation of glucose) from the pancreas, slow gastric emptying to reduce the rate of absorption of nutrients into the blood stream, and increase satiety. Other important beneficial attributes of GLP-1 are its effects of increasing the number of beta cells (cells that manufacture and release insulin) in the pancreas and, possibly, protection of the heart.

Combination of Oral Insulin and GLP-1 Analog: Our third pipeline product is a combination of our two primary products, oral insulin and oral exenatide. Preliminary results of this trial were announced in June 2012. The results showed that our two main products have greater positive effects when given together, as a combination therapy, above the administration of each product alone.

Our executive offices are located at Hi-Tech Park 2/4, Givat-Ram, PO Box 39098, Jerusalem 91390, Israel, our telephone number is 972-2-566-0001 and our website address is www.oramed.com.  The information on our website is not incorporated by reference in this prospectus and should not be considered to be part of this prospectus. Our website address is included in this prospectus as an inactive technical reference only.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended August 31, 2013, as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, before you decide to invest in our securities. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks.  The value of our securities could decline as a result of any of these risks.  You could lose all or part of your investment in our securities. Some of our statements in sections entitled “Risk Factors” are forward-looking statements.  The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference contain forward-looking statements within the meaning of the federal securities laws regarding our business, clinical trials, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus, any prospectus supplement and the documents we incorporate by reference.  Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus, any prospectus supplement and the documents we incorporate by reference reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements.  Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or the respective documents incorporated by reference, as applicable.  Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, any prospectus supplement and the documents incorporated by reference, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for research and product development activities, clinical trial activities and for working capital and other general corporate purposes.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. Pending the application of the net proceeds, we intend to invest the net proceeds in bank deposits or investment-grade and interest-bearing securities subject to any investment policies our management may determine from time to time.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in any applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in any applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in any prospectus supplement information, where applicable, about material U.S. federal income tax consequences relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, one or more of the following securities:

•	common stock;
•	warrants to purchase common stock; and
•	units of the securities mentioned above.

The total initial offering price of all securities that we may issue in these offerings will not exceed $100,000,000.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our share capital. We encourage you to read our Certificate of Incorporation, as amended, and Amended and Restated By-laws which have been filed with the SEC, as well as the provisions of the Delaware General Corporation Law.

General

On January 22, 2013, we effected a reverse stock split of our shares of common stock at a ratio of one-for-twelve.

Our authorized capital stock currently consists of 16,666,667 shares of common stock, par value $0.012 per share.  As of January 14, 2014, we had outstanding 9,745,166 shares of common stock and no other class or series of capital stock has been established.

Description of Common Stock

Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all net assets available for distribution to security holders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of security holders. There are no cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our Board of Directors, or our Board, may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by our Board. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future. In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.

Meetings of Stockholders

An annual meeting of our stockholders shall be held on the day and at the time as may be set by our Board, at which the stockholders shall elect the board of directors and transact such other business as may properly be brought before the meeting.  All annual meetings of stockholders are to be held at our registered office in the State of Delaware or at such other place as may be determined by our Board.

Special meetings of our stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute, by the majority of our Board.  Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice for such meeting.

Anti-Takeover Provisions

Delaware Law

Section 203 of the Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

The provisions of Section 203 may encourage persons interested in acquiring us to negotiate in advance with our Board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder. Such provisions also may have the effect of preventing changes in our management.

Since we have not elected to be exempt from the restrictions imposed under Section 203, we are subject to Section 203 because our shares of common stock are listed on a national securities exchange as of our listing on Nasdaq on February 11, 2013.  Unless we adopt an amendment to our Certificate of Incorporation, as amended, by action of our stockholders expressly electing not to be governed by Section 203, we are generally subject to Section 203 of the Delaware General Corporation Law, except that the restrictions contained in Section 203 would not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we listed on Nasdaq.

Section 214 of the Delaware General Corporation Law provides that stockholders are denied the right to cumulate votes in the election of directors unless our Certificate of Incorporation, as amended, provides otherwise. Our Certificate of Incorporation, as amended, does not provide for cumulative voting.

These Delaware statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of us. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of our stockholders.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. We may use additional shares of common stock for a variety of purposes, including future offerings to raise additional capital or as compensation to third party service providers. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Certificate of Incorporation, as amended, and Amended and Restated By-law Provisions

Our Certificate of Incorporation, as amended, and Amended and Restated By-laws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, the Certificate of Incorporation, as amended, and/or Amended and Restated By-laws, as applicable, among other things:

•	provide our Board with the exclusive authority to call special meetings of the stockholders;
•	provide our Board with the ability to alter our Amended and Restated By-laws without stockholder approval;
•	provide our Board with the exclusive authority to fix the number of directors constituting the whole Board; and
•	provide that vacancies on our Board may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in its policies, and to discourage some types of transactions that may involve an actual or threatened change in control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.  However, these provisions could have the effect of discouraging others from making tender offers for our shares of common stock and, as a consequence, they also may inhibit fluctuations in the market price of our shares of common stock that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent and Registrar

The current transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004.

Listing

Our common stock is traded on Nasdaq under the symbol “ORMP.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms we describe below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from the common stock.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement or by warrant agreements that we will enter into directly with the purchasers of the warrants. If we evidence warrants by warrant certificates, we will enter into a warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased or exercised;
•	if applicable, the terms of the common stock with which the warrants are issued and the number of warrants issued with such common stock;
•	if applicable, the date on and after which the warrants and the related common stock will be separately transferable;
•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the manner in which the warrants may be exercised, which may include by cashless exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of shares of common stock issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	the material U.S. federal income tax consequences of holding or exercising the warrants;
•	the terms of the common stock issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of common stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M., Eastern U.S. time, on the expiration date that we set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering to the warrant agent or us the warrant certificate or warrant agreement representing the warrants to be exercised together with specified information, and by paying the required amount to the warrant agent or us in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate or in the warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent or us in connection with such exercise.

Upon receipt of the required payment and the warrant certificate or the warrant agreement, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, at our offices or at any other office indicated in the applicable prospectus supplement, we will issue and deliver the common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate or warrant agreement are exercised, then we will issue a new warrant certificate or warrant agreement for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

If we appoint a warrant agent, any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue, in one or more series, units consisting of common stock and warrants for the purchase of common stock.  While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.  The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units.  The following summary of material terms and provisions of the units is subject to, and qualified in its entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units.  We urge you to read the applicable prospectus supplement related to the particular series of units that we may offer under this prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described herein; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to any common stock or warrant included in each unit, respectively.

We may issue units in such amounts and in such distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;
•	to one or more underwriters for resale to the public or to investors;
•
to the extent we are eligible, in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to investors in privately negotiated transactions;
•	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below; or
•	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to prevailing market prices; or
•	negotiated prices.

The accompanying prospectus supplement will describe the terms of the offering of our securities, including:

•	the name or names of any agents or underwriters;
•	any securities exchange or market on which the common stock may be listed;
•	the purchase price and commission, if any, to be paid in connection with the sale of the securities being offered and the proceeds we will receive from the sale;
•	any options pursuant to which underwriters may purchase additional securities from us;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any public offering price; and
•	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into a common stock purchase agreement with the purchaser to be named therein, which will be described in a Current Report on Form 8-K that we will file with the SEC. In that Form 8-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of shares of common stock to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.  The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We may sell our securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our common stock, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may provide underwriters and agents with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters or agents may make with respect to these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business. We will describe such relationships in the prospectus supplement naming the underwriter or agent and the nature of any such relationship.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the shares of common stock is completed. However, underwriters may engage in the following activities in accordance with the rules:

•
Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

•
Options to purchase additional stock and syndicate covering transactions — Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering. This creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through their option. Naked short sales are short sales in excess of the option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

•
Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the shares.

If commenced, the underwriters may discontinue any of these activities at any time.

Our common stock is traded on Nasdaq.  One or more underwriters may make a market in our common stock, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our common stock.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in that market in the common stock in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York, passed upon the validity of the securities offered hereby.

EXPERTS

The consolidated financial statements as of August 31, 2013 and 2012, for each of the two years in the period ended August 31, 2013 and for the cumulative period September 1, 2007 to August 31, 2013 (not separately presented herein) incorporated in this prospectus by reference to the Annual Report on Form 10-K have been so incorporated in reliance on the report of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm in Israel given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements for the cumulative period from April 12, 2002 (the date of becoming a development stage entity) through August 31, 2007 (not separately presented herein) incorporated by reference in this prospectus have been audited by MaloneBailey, LLP –Certified Public Accountants, an independent registered public accounting firm, as stated in its report, which is incorporated by reference herein.  Such consolidated financial statements have been incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below. We also make available on our website under “Investors/SEC Filings,” free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC.  Our website address is www.oramed.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the securities.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our common stock, warrants and units offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may also obtain copies of this information by mail from the public reference section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling the SEC at 1 (800) SEC-0330. The SEC also maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed or may file the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

        (1)          Our Annual Report on Form 10-K for the fiscal year ended August 31, 2013, as filed with the SEC on November 27, 2013;

        (2)          Our Quarterly Report on Form 10-Q for the quarter ended November 30, 2013, as filed with the SEC on January 14, 2014;

        (3)          Our Current Report on Form 8-K, as filed with the SEC on December 26, 2013; and

        (4)          The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 7, 2013, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at Hi-Tech Park 2/4, Givat-Ram, PO Box 39098, Jerusalem 91390, Israel, Attention: Yifat Zommer, 972-2-566-0001.

$25,000,000

Common Stock

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PROSPECTUS SUPPLEMENT

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April 2, 2015